EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE

                           CASTLE DENTAL CENTERS, INC.
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
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
                                                                             Three Months Ended              Nine Months Ended
                                                                                 September 30,                  September 30,
                                                                            -----------------------         -----------------------
                                                                              1996            1997            1996            1997
                                                                            -------         -------         -------         -------
PRIMARY:
Weighted average common shares outstanding .........................          2,353           2,993           2,194           2,555
Assumed conversion of preferred stock issued within
  one year of initial public offering ..............................            865             804             865             900
Treasury stock calculation of stock options and
  warrants issued within one year of initial public offering .......             28              31              28              31
                                                                            -------         -------         -------         -------
Total primary shares ...............................................          3,246           3,828           3,087           3,486
                                                                            =======         =======         =======         =======
Loss before extraordinary item .....................................        $  (283)        $   (30)        $  (252)        $  (111)
Extraordinary item .................................................           --            (3,685)           --            (3,685)
                                                                            =======         =======         =======         =======
Net loss ...........................................................        $  (283)        $(3,715)        $  (252)        $(3,796)
                                                                            =======         =======         =======         =======
Loss per common share:
  Loss before extraordinary item ...................................        $ (0.09)        $ (0.01)        $ (0.08)        $ (0.03)
  Extraordinary item ...............................................           --             (0.96)           --             (1.06)
                                                                            =======         =======         =======         =======
  Net loss .........................................................        $ (0.09)        $ (0.97)        $ (0.08)        $ (1.09)
                                                                            =======         =======         =======         =======
FULLY DILUTED:
Weighted average common shares outstanding .........................          2,353           2,993           2,194           2,555
Assumed conversion of preferred stock issued within one
  year of initial public offering ..................................            865             804             865             900
Treasury stock calculation of stock options and warrants
  issued within one year of initial public offering ................             28              31              28              31
                                                                            -------         -------         -------         -------
Total fully diluted shares .........................................          3,246           3,828           3,087           3,486
                                                                            =======         =======         =======         =======
Loss before extraordinary item .....................................        $  (283)        $   (30)        $  (252)        $  (111)
Extraordinary item .................................................           --            (3,685)           --            (3,685)
                                                                            =======         =======         =======         =======
Net loss ...........................................................        $  (283)        $(3,715)        $  (252)        $(3,796)
                                                                            =======         =======         =======         =======
Loss per common share:
  Loss before extraordinary item ...................................        $ (0.09)        $ (0.01)        $ (0.08)        $ (0.03)
  Extraordinary item ...............................................           --             (0.96)           --             (1.06)
                                                                            =======         =======         =======         =======
  Net loss .........................................................        $ (0.09)        $ (0.97)        $ (0.08)        $ (1.09)
                                                                            =======         =======         =======         =======
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